Exhibit 10.4






                                                 DEVELOPMENT
                                                  AGREEMENT

                                                ARBY'S, INC.
                                            DEVELOPMENT AGREEMENT
                                              TABLE OF CONTENTS

                                                                 PAGE
1.      GRANT
2.      TERM
3.      DEVELOPMENT FEE
4.      DEVELOPMENT SCHEDULE
5.      LOCATION OF RESTAURANTS
6.      SITE ACCEPTANCE
7.      DISCLAIMER
8.      LOCATION REQUIREMENTS
9.      CONSTRUCTION
10.     TRAINING
11.     LICENSE AGREEMENT
12.     NO RIGHT TO OPERATE OR USE TRADEMARKS
13.     TERMINATION
14.     EFFECT OF EXPIRATION OR TERMINATION
15.     CONFIDENTIALITY
16.     ASSIGNMENT
17.     NEW DEVELOPMENT AGREEMENT
18.     GOVERNING LAW AND FORUM SELECTION
19.     DEVELOPER'S ACKNOWLEDGMENTS
20.     ENTIRE AGREEMENT

ATTACHMENTS

        EXHIBIT "A" - TERRITORY
        EXHIBIT "A-1" - DISTINCTION FROM EXISTING MDA
        EXHIBIT "B" - DEVELOPMENT SCHEDULE
        EXHIBIT "C" - PAYMENT SCHEDULE

                                            DEVELOPMENT AGREEMENT

        This is a Development Agreement ("Agreement") made in Fort Lauderdale, Florida, by and between ARBY'S, INC. d/b/a TRIARC RESTAURANT GROUP, a Delaware corporation, with its principal office at 1000 Corporate Drive, Fort Lauderdale, Florida 33334 ("Arby's"), and NEWCO, a(n) * corporation/partnership/individual with *its principal office/his/her/their residence located at * ("Developer").

        WHEREAS, Arby's owns a number of trademarks and service marks, including the trademark "ARBY'S," and is a franchisor of Arby's Restaurants, which serve roast beef sandwiches and other food items; and

        WHEREAS, Developer desires the rights to develop Arby's Restaurants within the geographic area specified in this Development Agreement for the limited term of this Agreement; and

        WHEREAS, Arby's is willing to grant such rights in accordance with the terms and conditions of this Agreement;

        NOW, THEREFORE, it is mutually agreed as follows:

        1. GRANT. Arby's hereby grants to Developer during the term of this Development Agreement and subject to the conditions hereof the right to develop Arby's Restaurants in the limited geographical area identified and set forth in Exhibit A hereto, exclusive of any Unit Trading Area or Protected Area located therein as defined in any License or Franchise Agreements currently issued to other parties; this geographical area shall be referred to as the "Territory." The operation of the restaurants developed pursuant to this Agreement will be governed by individual License Agreements issued by Arby's in accordance with Section ll below. So long as Developer is in compliance with the terms and conditions of this Agreement, Arby's will not license others to operate, nor will it itself operate, any new or additional Arby's Restaurants in the Territory during the term of this Agreement.

        2. TERM. Unless earlier terminated pursuant to Section 13, this Development Agreement shall expire Thirteen Years, Ten Months from the date of execution of this Agreement by Arby's or upon the execution by Arby's of the License Agreement for the last of the restaurants specified in Exhibit B (the "Development Schedule"), whichever first occurs.

        3. DEVELOPMENT FEE. Upon execution of this Development Agreement, Developer shall pay to Arby's a fee of $1,900,000.00 (the "Development Fee") in accordance with the Payment Schedule attached hereto as Exhibit C. This Development Fee shall be fully earned by Arby's in consideration of its execution of this Agreement and shall be non-refundable. However, Arby's shall credit $10,000 of the Development Fee toward payment of the License Fee for each of the first one hundred ninety (190) License Agreements issued to Developer pursuant to this Development Agreement, provided that the applicable restaurants are constructed and opened in accordance with the Development Schedule.



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        4. DEVELOPMENT  SCHEDULE.  Developer shall open and continuously operate properly licensed Arby's Restaurants in accordance with the Development Schedule set forth in Exhibit B. In the event that Developer opens and continuously operates a greater number of Arby's Restaurants than required during any interim period of the Development Schedule, the requirements of the succeeding period(s) shall be deemed satisfied to the extent of such excess number of restaurants, up to the total number of restaurants specified in the Development Schedule.

        5. LOCATION OF RESTAURANTS. Developer is responsible for locating proposed sites within the Territory for each of the restaurants contemplated in the Development Schedule; during the term of this Agreement, Developer shall use its best efforts to locate suitable sites. Arby's may in its discretion offer counseling and advice in site selection. In no event, however, shall Arby's be obligated to loan money, guarantee leases, provide financing or otherwise become directly involved and/or obligated to Developer or to any third party in respect of such site selection or development; these activities and undertakings shall be the exclusive responsibility of Developer, financially and otherwise.

        6. SITE ACCEPTANCE. Upon selection by Developer of a proposed site for a restaurant, Developer promptly shall submit to Arby's such specific site data and demographic and other information concerning the site as may be reasonably required by Arby's, utilizing such forms as may be required by Arby's. Arby's shall either accept or reject such site in accordance with Arby's then-current site selection policies and procedures. To be effective, any acceptance must be in writing. Developer understands and acknowledges that Arby's may reject any proposed site, in which event Developer will not proceed at the rejected site, but will seek to locate an acceptable site. The acquisition in any manner of any proposed site prior to acceptance by Arby's shall be at the sole risk and responsibility of Developer and shall not obligate Arby's in any way to accept same.

        7. DISCLAIMER. In executing this Development Agreement, accepting a proposed site, giving approvals or advice or providing services or assistance in connection with this Development Agreement, Arby's does not guarantee the suitability of an accepted site or the success of any Arby's restaurant established at such site. Arby's expressly disclaims any warranties, express or implied, with respect to the suitability of any site or the success of any restaurant. Developer understands and acknowledges that the suitability of a site and the success of any restaurant depend on many factors outside the control of either Arby's or Developer (such as interest rates, unemployment rates, demographic trends and the general economic climate), but principally depend on Developer's efforts in the operation of the restaurant.

        8. LOCATION REQUIREMENTS. As a condition for accepting a proposed site, Arby's may require Developer to negotiate a lease or sales contract that includes certain terms regarding duration or other specified matters. Developer understands and acknowledges that a site acceptance may be


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conditioned  on such matters and that if Developer  does not wish to, or cannot, satisfy the pertinent conditions within a reasonable time, the site will be deemed rejected.

        9. CONSTRUCTION. Upon receiving acceptance for a proposed site, Developer shall proceed promptly to secure control of the accepted site and to obtain necessary zoning and building approvals and permits. Arby's will provide generic plans for the Arby's-approved building, including specifications for fixtures, furnishings, signs and equipment. Developer must hire an architect and general contractor to adapt these generic plans to the accepted site and must submit proposed final working plans to Arby's for approval within the time limits set by Arby's. Developer shall not proceed with construction or remodeling until Developer has received Arby's written approval of the final working plans. Developer shall ensure that the building is constructed or remodeled in accordance with the final working plans and specifications designated and approved by Arby's. Developer will allow Arby's to make periodic inspections and will provide such periodic progress reports as may be requested by Arby's.

        10. TRAINING. Unless Developer already is operating at least one Arby's restaurant, Developer, a partner of Developer if Developer is a partnership, or the majority shareholder of Developer if Developer is a corporation, must complete Arby's New Owner's Training Program prior to issuance of the License Agreement for the first restaurant set forth in the Development Schedule. In addition, if Developer is not operating any Arby's restaurants prior to issuance of the License Agreement for the first restaurant set forth in the Development Schedule, two representatives of Developer must attend and be certified at Arby's Restaurant Management Training Program prior to issuance of the License Agreement for the first restaurant under the Development Schedule, another representative of Developer must attend and be certified prior to issuance of the License Agreement for the second restaurant under the Development Schedule, and Arby's in its sole discretion and prior to issuance of any further License Agreements for additional restaurants may require additional representatives of Developer to attend and be certified at the Restaurant Management Training Program or complete another comparable program approved in advance by Arby's. If Developer is an individual who intends to participate in the daily operation of the restaurant, or if Developer includes a partner or shareholder who intends to participate in the daily operation of the restaurant, that person must attend and be certified at the Restaurant Management Training Program as one of Developer's first two representatives. If Developer already is operating one, but only one, Arby's restaurant prior to issuance of the License Agreement for the first restaurant under the Development Schedule, one additional representative of Developer must attend and be certified at the Restaurant Management Training Program prior to issuance of the License Agreement for the first restaurant under the Development Schedule, and Arby's in its sole discretion and prior to issuance of any further License Agreements for additional restaurants may require additional representatives of Developer to attend and be certified at the Restaurant Management Training Program or complete another comparable program approved in advance by Arby's. If Developer already is operating two or more Arby's restaurants prior to issuance of the License Agreement for the first restaurant under the Development Schedule, Arby's in its sole discretion and prior to issuance of any License Agreement under the Development Schedule, may require an additional representative to attend and be certified at the Restaurant Management Training Program or complete another comparable training program approved in advance by Arby's. Arby's will pay tuition for training at the New Owner's Training Program and the Restaurant Management Training Program; all other expenses shall be the sole responsibility of Developer.

        11. LICENSE AGREEMENT. No Arby's Restaurant may be opened or operated by Developer under any circumstances until the required License Fee has been paid and the License Agreement for such location has been executed by Arby's. The License Fee shall be Thirty-Seven Thousand and Five Hundred Dollars ($37,500) for Developer's first License Agreement, and Twenty-Five Thousand Dollars ($25,000) for each subsequent License Agreement. The License Fee for each License Agreement must be paid at least thirty (30) days prior to scheduled execution of the Agreement. All License Agreements issued pursuant to this Development Agreement will contain generally the same terms and conditions as are being offered to other licensees similarly situated at time of issuance, including without limitation those terms and conditions pertaining to royalties and other fees and duration of the Agreement; as a condition of Arby's execution of such License Agreement, Arby's may require Optionee or its principles to execute a personal guarantee, letter of credit or corporate guarantee to secure payment of royalties and other fees required to be paid under the License Agreement. Developer shall comply with Arby's then-current franchising policies and procedures for issuance of the License Agreements. Arby's shall be under no obligation to execute and issue a License Agreement if Developer is in breach or default of any other License or Franchise Agreement between Arby's and Developer, or if Developer is not eligible for expansion pursuant to Arby's then-current criteria for expansion. In addition, Arby's shall be under no obligation to execute and issue a License Agreement unless Developer has complied in a timely manner with all terms and conditions of this Development Agreement and has satisfied all requirements set forth herein (including construction and training requirements) with respect to the pertinent accepted site. If and when a License Agreement is executed by Arby's, it shall govern the relations between the parties with respect to the pertinent restaurant.

        12. NO RIGHT TO OPERATE OR USE TRADEMARKS. Developer acknowledges that until a License Agreement has been issued for a specified site, Developer shall not have or be entitled to exercise any of the rights, powers and privileges granted by the License Agreement, including without limitation the right to use Arby's trademarks, service marks and trade names; that the execution of this Development Agreement shall not be deemed to grant any such rights, powers or privileges to Developer; and that Developer may not under any circumstances commence operation of any Arby's restaurant prior to execution by Arby's of a License Agreement for the pertinent location.

        13. TERMINATION. This Agreement shall terminate immediately and without notice to either party upon:

               (a)    the death of Developer, if Developer is an individual; or

               (b) the commencement of any proceedings by or against Developer under the Bankruptcy Act, under any Chapter thereof or amendment thereto, or under any other insolvency act, whether federal or state; the appointment of any trustee or receiver for the business or property of Developer; or any assignment by Developer for the benefit of creditors.

        Arby's shall have the right at its election to terminate this Agreement immediately upon notice to Developer, upon the occurrence of any of the following:

               (a)    failure to comply with the Development Schedule;

               (b) the attempted assignment of this Agreement without the prior written approval of Arby's;

               (c) if Developer is a corporation or a partnership, the transfer of any of the capital stock or partnership interest of such corporation or partnership during the term of this Agreement without the prior written approval of Arby's;

               (d) the discovery by Arby's of any material misrepresentation in any of the information or documents submitted to Arby's by or on behalf of Developer;

               (e) any violation by Developer of any of the provisions of this Agreement; or

               (f) the termination by Arby's of any License or Franchise Agreement or other agreement between Arby's and Developer or Developer's failure to cure a default under any other agreement between Arby's and Developer within the time specified by Arby's.

        For purposes of Sections 11 and 13 herein, any License or Franchise Agreements issued to Developer, any affiliated company of Developer or any corporation, partnership or joint venture (or their affiliates) in which Developer or any stockholder, partner or joint venture of Developer, direct or indirect, has any interest of ownership or participation, regardless of location, shall be deemed an Agreement between Arby's and Developer.

        14. EFFECT OF EXPIRATION OR TERMINATION. Upon expiration or completion of this Development Agreement, or upon termination for any reason, the rights granted to Developer pursuant to Section 1 of this Development Agreement shall be extinguished immediately. Unless the parties have executed a new development agreement, Arby's thereafter shall have the right to operate or permit others to operate Arby's Restaurants within the Territory, except as limited by the Unit Trading Area or Protected Area provisions of any then-effective License or Franchise Agreements.

        15. CONFIDENTIALITY. At all times during the term of this Agreement, and after termination of this Agreement for any reason, Developer (and if a corporation or partnership, its shareholders, directors, and officers or partners, as individuals) shall not divulge, disclose or communicate, directly or indirectly, to any other person or entity any confidential or proprietary information or knowledge obtained from Arby's.

        16. ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon Arby's, its successors and assigns. However, neither this Agreement nor any of Developer's rights hereunder shall be assignable or transferable by Developer, directly or indirectly, by operation of law or otherwise, without prior written approval from Arby's.

        17. NEW DEVELOPMENT AGREEMENT. If Developer wishes to negotiate a new development agreement with Arby's with respect to further development of Arby's Restaurants in the Territory, Developer must so advise Arby's in writing sixty
(60) days before the expiration date of this Development Agreement or sixty (60) days before the anticipated date of execution of the License Agreement for the final restaurant under the Development Schedule in Exhibit B. Subject to receipt of such notice and so long as this Development Agreement is in effect and Developer is not and has not been in default under this Development Agreement or any License or Franchise Agreement or other agreement with Arby's, Arby's then will negotiate in good faith with Developer with respect to a new development agreement during the remainder of the term of this Development Agreement.

        18. GOVERNING LAW AND FORUM SELECTION. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Florida. In the event of any dispute concerning the parties' rights or obligations under this Agreement, Developer agrees to file any suit against Arby's only in the federal or state court having jurisdiction where Arby's principal office is then located.

        19. DEVELOPER'S ACKNOWLEDGMENTS. Developer understands and acknowledges that there are significant risks in any business venture and that the primary factor in Developer's success or failure under this agreement will be Developer's own efforts. In addition, Developer acknowledges that Arby's and its representatives have made no representations to Developer other than or inconsistent with the matters set forth in the Franchise Offering Circular provided to Developer and that Developer has undertaken this venture solely in reliance upon the matters set forth in the Franchise Offering Circular and Developer's own independent investigation of the merits of this venture.



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        20.    ENTIRE AGREEMENT.  This Development Agreement contains the entire agreement between the parties and shall not be modified except by a written document executed by both parties.


WITNESS:                            DEVELOPER:  NEWCO, a ---------- corporation


-------------------                         By:-----------------------
                                                   *Name
                                                   *Title

                                            Date:---------------------------


WITNESS:                                    ARBY'S, INC.
                                            d/b/a TRIARC RESTAURANT GROUP


-------------------                         By:----------------------
                                                   *Name
                                                   *Title

                                            Date:---------------------------

                                                  EXHIBIT A
                                                  TERRITORY

                                                     TBD

                                                      *

Arby's and Developer acknowledge and agree that the actual Territory and any exclusivity therein shall be finalized prior to the Final Date, as that term is defined under that certain Stock Purchase Agreement, dated as of February ___, 1997, by and among Sellers (as defined therein) and Holdco (as defined therein).


                                            ACKNOWLEDGED AND APPROVED


                                            ------------------------ (Developer)



                                            ------------------------ (Arby's)

EXHIBIT A-1

                                        Distinction from existing MDA


Arby's and Developer acknowledge and agree that the terms of this Development Agreement are separate and apart from, and the Units to be developed hereunder are in addition to, the terms and conditions set forth in that certain Development Agreement, dated as of June ___, 1996 (the "Existing Development Agreement"), by and among Arby's and RTMSC, Inc., RTM Savannah, Inc., RTM Georgia, Inc., RTM Alabama, inc., RTM Gulf Coast, Inc., RTM Southwest Texas, Inc., RTM West, Inc., RTM Portland, Inc., RTM SeaTac, Inc., RTM Mid America, Inc. and RTM Indianapolis, Inc. (collectively, "Developer") and none of the Units to be developed hereunder shall count toward the obligations of Developer set forth in the Existing Development Agreement.

                                                  EXHIBIT B
                                            DEVELOPMENT SCHEDULE


1. Zero (0) licensed, open and operating Arby's Restaurant(s) on or before December 31, 1997;

2. Six (6) additional licensed, open and operating Arby's Restaurant(s) on or before December 31, 1998, for a cumulative total of SIX (6) Restaurants in the Territory.

3. Eight (8) additional licensed, open and operating Arby's Restaurant(s) on or before December 31, 1999, for a cumulative total of FOURTEEN (14) Restaurants in the Territory.

4. Ten (10) additional licensed, open and operating Arby's Restaurant(s) on or before December 31, 2000, for a cumulative total of twenty-four (24) Restaurants in the Territory.

5. Ten (10) additional licensed, open and operating Arby's Restaurant(s) on or before December 31, 2001, for a cumulative total of thirty-four (34) Restaurants in the Territory.

6. Ten (10) additional licensed, open and operating Arby's Restaurant(s) on or before December 31, 2002, for a cumulative total of forty-four (44) Restaurants in the Territory.

7. Fifteen (15) additional licensed, open and operating Arby's Restaurant(s) on or before December 31, 2003, for a cumulative total of fifty-NINE (59) Restaurants in the Territory.

8. Fifteen (15) additional licensed, open and operating Arby's Restaurant(s) on or before December 31, 2004, for a cumulative total of SEVENTY-FOUR (74) Restaurants in the Territory.

9. Fifteen (15) additional licensed, open and operating Arby's Restaurant(s) on or before December 31, 2005, for a cumulative total of eighty-nine (89) Restaurants in the Territory.

10. Fifteen (15) additional licensed, open and operating Arby's Restaurant(s) on or before December 31, 2006, for a cumulative total of one hundred four (104) Restaurants in the Territory.

11. Fifteen (15) additional licensed, open and operating Arby's Restaurant(s) on or before December 31, 2007, for a cumulative total of one hundred NINETEEN
(119) Restaurants in the Territory.

12. Fifteen (15) additional licensed, open and operating Arby's Restaurant(s) on or before December 31, 2008, for a cumulative total of one hundred THIRTY-FOUR
(134) Restaurants in the Territory.

13.   Twenty-eight   (28)  additional   licensed,   open  and  operating  Arby's
Restaurant(s) on or before December 31, 2009, for a cumulative total of one hundred SIXTY-TWO (162) Restaurants in the Territory.

14.   Twenty-eight   (28)  additional   licensed,   open  and  operating  Arby's
Restaurant(s) on or before December 31, 2010, for a cumulative total of one hundred ninety (190) Restaurants in the Territory.


                                    ACKNOWLEDGED & APPROVED


                ---------------------                      -------------------
                      Newco                                      Arby's

                                                  EXHIBIT C

                                              PAYMENT SCHEDULE


The total amount due and owing by Developer to Arby's under this Agreement is One Million Nine Hundred Thousand and 00/100 Dollars ($1,900,000.00), which amount shall be payable as follows:

        A. On the date hereof, Developer shall pay to Arby's the sum of Four Hundred Thousand and 00/100 Dollars ($400,000.00);

        B. On January 1, 1998, Developer shall pay to Arby's the sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00);

        C. On January 1, 1999, Developer shall pay to Arby's the sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00);

        D. On January 1, 2000, Developer shall pay to Arby's the sum of Two Hundred Thousand and 00/100 Dollars ($200,000.00);

        E. On January 1, 2001, Developer shall pay to Arby's the sum of Two Hundred Thousand and 00/100 Dollars ($200,000.00);

        F. On January 1, 2002, Developer shall pay to Arby's the sum of Two Hundred Thousand and 00/100 Dollars ($200,000.00);

        G. On January 1, 2003, Developer shall pay to Arby's the sum of Two Hundred Thousand and 00/100 Dollars ($200,000.00); and

        H. On January 1, 2004, Developer shall pay to Arby's the sum of Two Hundred Thousand and 00/100 Dollars ($200,000.00).


                             ACKNOWLEDGED & APPROVED



               ---------------------                      ---------------------
               Newco                                      Arby's




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